UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2006

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd. Alomonte Springs, Suite 3000, Florida 32714

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In private placements to accredited investors, in January 2006 the Company sold discounted convertible promissory notes in the total face amount of $5,331,212 for $4,685,000, and in February 2006, the Company sold discounted convertible promissory notes in total face amount of $2,987,072 for $2,625,000 (collectively, the “Notes”). In May 2006, the investors and the Company entered into a Modification and Amendment Agreement pursuant to which the parties thereto restructured the terms of the January and February Subscription Agreements.

On or About September 15, 2006, certain investors (the “Investors”) filed an action against the Company entitled Alpha Capital Aktiengesellschaft, Bristol Investment Fund, Ltd., Whalehaven Capital Fund Limited, Ellis International, Ltd., Platinum Long Term Growth II, Inc., Chestnut Ridge Partners, LP, Grushko & Mittman, P.C., CMS Capital, DKR Soundshore Oasis Holding Fund, Ltd., and Osher Capital, Inc. v. VoIP, Inc., in the Circuit Court of the Twelfth Judicial Circuit, Sarasota County, Florida (the “Action”) claiming a breach of contract related to the Notes. The Company filed an Answer to the Complaint denying all wrongdoing. In settlement of the Action, on or about September 15, 2006 the Company and the investors entered into a settlement agreement (the “Agreement”) pursuant to which:

•
The amount due and owing under the Notes shall be reset to the principal amount due under the Notes in the amount of $8,318,284, together with interest due under the Notes in the amount of $207,957.09, and liquidated damages provided in the Notes in the amount of $374,322.77, for a total amount of $9,781,719

•
The Investors agreed to surrender $4,940,000 of the Notes Claims, on a pro rata basis, to the Company in exchange for 19,000,000 shares of the Company’s common stock, par value $0.001 per share, through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Act.

•
Alpha, Whalehaven, Ellis, and Bristol agree to surrender their Warrant Claims to the Company in exchange for 2,500,000 shares of the Company’s common stock, par value $0.001 per share, through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Act.

•
The Investors agreed to retain the balance of their claims of their Notes Claims and the Company agreed to reset the conversion rate for the remaining balance under the Notes to $0.26 per share, which shall retain all rights

•	The Company agreed to reduce the exercise price of the un-exercised warrants purchased by the Investors in connection with the Notes to $0.475.
•
The Company agreed to amend its Certificate of Incorporation and take all steps necessary, including obtaining shareholder approval, to authorize at least an additional 18,621,997 shares of common stock, as well as sufficient shares to cover the un-exercised warrants issued to the Investors under the Notes and hold such shares in reserve for the Investors’ benefit in connection with the balance by the Investors herein on or before November 30, 2006.

•
The Investors agreed that no Investor shall sell more than its pro-rata allocation of thirty percent (30%) of the daily trading volume in the Company’s common stock, provided however, any Investor may cumulate the daily trading volume in any given calendar week to compute their leak-out amount; provided further, that the aforementioned cumulative trading volume resets every Monday. This Investors’ Leak-Out provision does not apply to any sale of the Company’s common stock at a price above $0.75 per share.

•	With respect to the balance of the claims retained by The Investors under the Notes, The Investors retain all rights granted to them in Notes that were not specifically waived in The Agreement.
•	The Company and the Investors agreed to execute a mutual release upon the Investors’ receipt of the shares issued pursuant to Section 3(a)(10)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: September 22, 2006	By:	/S/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer